RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                     Company

                         RESIDENTIAL FUNDING CORPORATION
                                 Master Servicer

                                  $780,861,116
                       Mortgage Pass-Through Certificates
                                 Series 1997-S9

                         Supplement dated July 29, 1997
                                       to
                    Prospectus Supplement dated July 24, 1997
                                       and
                         Prospectus dated June 21, 1996


Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated July 24, 1997 (the "Prospectus Supplement").

The amounts listed on the front cover, on page S-4 of the Summary and on the back cover of the Prospectus Supplement with respect to the Class A-18 Certificates, Class A-19 Certificates and the Class A-20 Certificates are hereby replaced with the following amounts:


Class A-18 Certificates                          $ 25,000,000
Class A-19 Certificates                          $ 34,720,000
Class A-20 Certificates                          $ 97,780,000



The percentages  listed in lines six and seven of clause (a)(iv) on page S-26 of
the  Prospectus   Supplement  are  hereby   replaced  with   15.873015873%   and
84.126984127%, respectively.

In addition, the Assumed Purchased Price listed in the table on Page S-42 of the Prospectus Supplement entitled "Pre-Tax Yield to Maturity of the Class A-21 Certificates at the Following Percentages of SPA" is hereby replaced with $613,001.

THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE PROSPECTUS AND PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ IN
CONJUNCTION THEREWITH.






























Salomon Brothers Inc



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